UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 15, 2013
(Date of earliest event reported: August 15, 2013)

 Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

I. Launch of Syndication of Bank Term Loan Debt

The purpose of this Current Report on Form 8-K is to disclose for purposes of Regulation FD certain information which will be provided to prospective lenders in connection with a meeting on August 15, 2013 that Revlon Consumer Products Corporation (‘‘RCPC’’), the wholly owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC the ‘‘Company’’), will have relating to the syndication of the issuance of up to approximately $700 million of bank term loan debt that RCPC would use as a source of funds to consummate the previously-disclosed pending acquisition (the “Acquisition”) of The Colomer Group Participations, S.L. (“TCG”), pursuant to the previously-disclosed proposed amendment to RCPC's existing bank term loan facility (the “Term Loan Amendment”). While the Company expects to complete the syndication and obtain the Term Loan Amendment in August 2013 and close the Acquisition in the fourth quarter of 2013, after satisfying customary closing conditions, there can be no assurances that such syndication will be completed and/or that the Term Loan Amendment will be obtained and/or that the Acquisition will be closed.

II. Information Provided to Prospective Lenders

The Company’s August 15, 2013 presentation to lenders that are considering participating in the syndication (the “Presentation”) will include publicly available information regarding the Company, including presentation materials which are substantially identical to those identified in the Company’s Current Report on Form 8-K furnished to the SEC on August 13, 2103.  In addition, the Presentation will supplementally include the proposed term sheet attached to this Form 8-K as Exhibit 99.1, which exhibit is incorporated by reference in its entirety into this Item 7.01.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be "furnished" to the SEC and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding (i) the Company’s expectation to complete the syndication and obtain the Term Loan Amendment in August 2013; and (ii) the Company’s expectation of closing the Acquisition in the fourth quarter of 2013 after satisfying customary closing conditions. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov), as well as reasons including (i) difficulties, delays, unanticipated costs or RCPC's inability to complete the syndication, in whole or in part, or RCPC’s inability to obtain, and/or changes in the terms, conditions and/or timing of, the Term Loan Amendment; and/or (ii) difficulties, delays, unanticipated costs or RCPC's inability to close the Acquisition, in whole or in part, or changes in the expected timing of such transaction, such as due to unexpected events that could result in the unavailability of funds to finance the Acquisition. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Term Sheet (incorporated by reference to Exhibit 99.1 to Revlon, Inc.'s Form 8-K furnished to the SEC on August 15, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION
	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: August 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Term Sheet (incorporated by reference to Exhibit 99.1 to Revlon, Inc.'s Form 8-K furnished to the SEC on August 15, 2013).